CounterPath Reports Fourth Quarter
and Fiscal 2015 Financial Results

CounterPath Returns to Revenue Growth in Fiscal 2015

VANCOUVER, BC, Canada — July 16, 2015 — CounterPath Corporation (“CounterPath” or the “Company”) (NASDAQ: CPAH) (TSX: CCV), an award-winning provider of desktop and mobile VoIP software products and solutions, today announced the financial and operating results for its fourth quarter and fiscal year ended April 30, 2015.

Fourth Quarter Financial Highlights

•	Quarterly revenue of $3.1 million, compared to revenue of $3.0 million for the third quarter of fiscal 2015.

•	GAAP and non-GAAP gross margin of 85%.

•	Non-GAAP loss from operations of $0.8 million compared to non-GAAP loss from operations of $0.3 million for the fourth quarter of fiscal year 2014.

•	Net loss of $1.4 million, or $0.03 per share, compared to a net loss of $0.4 million, or $0.01 per share, for Q4 2014.

•	Non-GAAP net loss of $1.2 million, or $0.03 per share, compared to non-GAAP net loss of $0.03 million, or $0.00 per share, for the fourth quarter of fiscal year 2014.

•	Cash of $2.9 million as of April 30, 2015.

Fiscal 2015 Financial Highlights

•	Annual revenue of $12.0 million, compared to $11.7 million for fiscal 2014.

•	Non-GAAP gross margin of 82%, GAAP gross margin of 81%

•	Non-GAAP loss from operations of $4.3 million compared to a non-GAAP loss from operations of $4.1 million last fiscal year.

•	Net loss of $4.4 million, or $0.10 per share, compared to a net loss of $5.9 million, $0.14 per share, last fiscal year.

•	Non-GAAP net loss of $3.4 million, or $0.08 per share, compared to a non-GAAP net loss of $4.8 million, or $0.11 per share, last fiscal year.

CounterPath Reports Fourth Quarter and Fiscal 2015 Financial Results

Management Commentary

“Revenue increased in 2015, on strength in mobile, Europe and recurring revenue,” said Donovan Jones, President and Chief Executive Officer.  “We completed the repositioning of the company towards the large SMB and enterprise opportunity, which included signing a new agreement with Alcatel-Lucent and obtaining certifications from leading MDM vendors who are taking us into larger deals in the financial services, automotive and healthcare sectors.  We also launched new features and products designed for enterprises, including the Messaging and Presence module for our Stretto PlatformTM, call center specific features for large enterprises, and our market leading Bria Virtual Edition for the Desktop-as-a-Service market.  Looking ahead, we anticipate strong demand for our products as businesses launch Enterprise OTT solutions to increase employee productivity and reduce costs by leveraging our universal overlay solutions.

FY2015 and Recent Business Highlights

•	Announced collaboration with Alcatel-Lucent on new approach to large enterprise communications.

•	Extended Enterprise Communications through new Lync and CRM integrations and Advanced Call Center Capabilities.

•	Increased European revenue by approximately 60% on a year-over-year basis, to approximately $2.5 million in fiscal 2015.

•	Announced contract with eircom, Ireland’s largest telecom operator, following its thorough test and evaluation process of CounterPath’s products.

•
Equipped Vodafone New Zealand’s call center with Unified Communications software, demonstrating the value of CounterPath’s channel partners, who secured the deal, and the quality of the Company’s solutions.

•
Announced the availability of the Messaging and Presence Module for the Stretto PlatformTM, positioning the Company to offer messaging and presence services to SMBs and enterprises that do not have their own XMPP platform and to generate higher recurring revenue.

•	Obtained certification for the Company’s UC application from four leading Mobile Device Management vendors (AirWatch, Citrix, Good Technology and MobileIron).

•	Awarded patent titled “Inter-system Communication” (US 8848880) by the U.S. Patent and Trademark Office for a technology that enables seamless communications between users on disparate networks.

•	Announced the industry’s first scalable voice unified communications solution for PCoIP Zero Clients in VMWare desktop-as-a-service (DaaS) and virtual desktop infrastructure (VDI) deployments.

•	Announced availability of the Stretto PlatformTM, and its commercial service launch by a major U.S. operator.

•	Announced a contract and strategic channel agreement with a large network equipment provider with plans to market and sell CounterPath’s OTT communications solutions to operators worldwide.

CounterPath Reports Fourth Quarter and Fiscal 2015 Financial Results

•	Received patent from the U.S. Patent and Trademark office (No. US 8,763,081) titled ‘Network Based Authentication’, enabling operators to offer seamless VoIP experience.

Forward-Looking Statements

This news release contains "forward-looking statements". Statements in this news release which are not purely historical, are forward-looking statements and include any statements regarding beliefs, plans, outlook, expectations or intentions regarding the future such as the following: (1) that leading MDM vendors are taking the Company into larger deals in the financial services, automotive and healthcare sectors; and (2) that the Company anticipates strong demand for its products as businesses launch Enterprise OTT solutions to increase employee productivity and reduce costs by leveraging universal overlay solutions.

It is important to note that actual outcomes and the Company’s actual results could differ materially from those in such forward-looking statements. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others: (1) lack of cash flow which may affect the Company’s ability to continue to develop its technology and market its products, (2) the variability in CounterPath’s sales from reporting period to reporting period due to extended sales cycles as a result of selling CounterPath’s products through channel partners or the length of time of deployment of CounterPath’s products by its customers, (3) the Company’s ability to manage its operating expenses, which may adversely affect its financial condition, (4) the Company’s ability to remain competitive as other better financed competitors develop and release competitive products, (5) a prolonged decline in the price of the Company’s common stock could result in a reduction in the liquidity of its common stock and a reduction in its ability to raise capital, or a delisting from a stock exchange on which the common stock trades, (6) the impact of intellectual property litigation that could materially and adversely affect the Company’s business, (7) the success by the Company of the sales of its current and new products, (8) the impact of technology changes on the Company’s products and on its industry, (9) the failure to develop new and innovative products using the Company’s technologies, (10) the potential dilution to shareholders or overhang on the Company’s share price of its outstanding stock options.  Readers should also refer to the risk disclosures outlined in the Company’s quarterly reports on Form 10-Q, or in the annual reports on Form 10-K and the Company’s other disclosure documents filed from time-to-time with the Securities and Exchange Commission at www.sec.gov and the Company’s interim and annual filings and other disclosure documents filed from time-to-time on SEDAR at  www.sedar.com.

About CounterPath

CounterPath’s SIP-based VoIP softphones are changing the face of telecommunications. An industry and user favorite, Bria softphones for desktop and mobile devices, together with the Company’s server applications and Fixed Mobile Convergence (FMC) solutions, enable service providers, OEMs and enterprises to offer a seamless and unified communications experience across both fixed and mobile networks. Standards-based, cost-effective and reliable, CounterPath’s award-winning solutions power the voice and video calling, messaging, and presence offerings of customers such as Alcatel-Lucent, AT&T, Avaya, BroadSoft, BT, Cisco Systems, GENBAND, Metaswitch Networks, Mitel, NEC, Network Norway, Rogers and Verizon.

For more information about CounterPath’s Bria softphone applications and provisioning solutions, visit: www.counterpath.com/products.

Contacts:

David Karp
Chief Financial Officer, CounterPath
dkarp@counterpath.com
(604) 628-9364

CounterPath Reports Fourth Quarter and Fiscal 2015 Financial Results

Steve Hards
Vice President of Investor Relations, CounterPath
shards@counterpath.com
(604) 637-6498

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(TABLES TO FOLLOW)

CounterPath Reports Fourth Quarter and Fiscal 2015 Financial Results

COUNTERPATH CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS

(Stated in U.S. Dollars)

	April 30,	April 30,
	2015	2014

Assets
Current assets:
Cash	$2,852,422	$7,172,798
Accounts receivable (net of allowance for doubtful accounts of $294,719 (2014 - $240,681))	3,305,466	3,401,491
Prepaid expenses and deposits	168,299	161,627
Total current assets	6,326,187	10,735,916

Deposits	97,667	125,267
Equipment	271,736	154,293
Goodwill	7,311,449	8,018,578
Other assets	216,125	102,836
Total Assets	$14,223,164	$19,136,890

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$2,305,580	$2,326,763
Unearned revenue	1,866,986	1,625,826
Customer deposits	−	9,553
Accrued warranty	73,117	69,159
Total current liabilities	4,245,683	4,031,301

Deferred lease inducements	47,760	−
Unrecognized tax benefit	10,563	25,631
Total liabilities	4,304,006	4,056,932

Stockholders’ equity:
Preferred stock, $0.001 par value
Authorized: 100,000,000
Issued and outstanding: April 30, 2015 – 0; April 30, 2014 – 0	–	–
Common stock, $0.001 par value
Authorized: 100,000,000
Issued and outstanding:
April 30, 2015 – 42,333,945; April 30, 2014 – 42,599,869	42,334	42,600
Treasury stock	(12)	(16)
Additional paid-in capital	67,599,913	66,910,540
Accumulated deficit	(55,330,905)	(50,889,038)
Accumulated other comprehensive income (loss) – currency translation adjustment	(2,392,172)	(984,128)
Total stockholders’ equity	9,919,158	15,079,958
Liabilities and Stockholders’ Equity	$14,223,164	$19,136,890

CounterPath Reports Fourth Quarter and Fiscal 2015 Financial Results

COUNTERPATH CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Stated in U.S. Dollars)

	(unaudited)		(audited)
	Three Months Ended		Years Ended
	April 30,		April 30,
	2015	2014	2015	2014
Revenue:
Software	$1,905,057	$2,473,851	$7,151,076	$7,035,323
Service	1,198,264	1,197,912	4,852,007	4,646,625
Total revenue	3,103,321	3,671,763	12,003,083	11,681,948
Operating expenses:
Cost of sales (includes depreciation of $32,710 (2014 - $74,955))	472,895	572,265	2,222,071	2,231,222
Sales and marketing	1,190,204	1,272,276	4,935,671	5,112,026
Research and development	1,388,152	1,430,479	5,669,217	5,508,516
General and administrative	1,079,312	911,434	4,522,044	4,033,984
Total operating expenses	4,130,563	4,186,454	17,349,003	16,885,748
Loss from operations	(1,027,242)	(514,691)	(5,345,920)	(5,203,800)
Interest and other income (expense), net
Interest and other income	1,460	(39,828)	21,669	64,630
Interest expense	(668)	(138)	(1,229)	(1,732)
Foreign exchange gain (loss)	(388,177)	296,895	883,613	(670,570)
Fair value adjustment on derivative instruments	–	(99,458)	−	(87,339)
Net loss for the year before income taxes	(1,414,627)	(357,220)	(4,441,867)	(5,898,811)
Income tax expense	–	–	−	(15,736)
Net loss for the year	$(1,414,627)	$(357,220)	$(4,441,867)	$(5,914,547)

Net loss per share:
Basic	$(0.03)	$(0.01)	$(0.10)	$(0.14)
Diluted	$(0.03)	$(0.01)	$(0.10)	$(0.14)

Weighted average common shares outstanding:
Basic	42,337,212	42,399,045	42,492,515	42,126,733
Diluted	42,337,212	42,399,045	42,492,515	42,126,733

CounterPath Reports Fourth Quarter and Fiscal 2015 Financial Results

Non-GAAP Financial Measures
This news release contains “non-GAAP financial measures”. The non-GAAP financial measures in this news release consist of non-GAAP gross margin and non-GAAP income (loss) from operations which exclude non-cash stock-based compensation relative to gross profit and income (loss) from operations calculated in accordance with GAAP.  The non-GAAP financial measures also include non-GAAP net income (loss) which excludes non-cash stock-based compensation and fair value adjustment on derivative instruments charges relative to income (loss) calculated in accordance with GAAP.  Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.  CounterPath utilizes both GAAP and non-GAAP financial measures to assess what it believes to be its core operating performance and to evaluate and manage its internal business and assist in making financial operating decisions.  CounterPath believes that the inclusion of non-GAAP financial measures, together with GAAP measures, provides investors with an alternative presentation useful to investors' understanding of CounterPath’s core operating results and trends.

Reconciliation to GAAP
(Unaudited)

	Three Months Ended		Twelve Months Ended
	April 30,		April 30,
	2015	2014	2015	2014
Non-GAAP gross margin:

Revenue	$3,103,321	$3,671,763	$12,003,083	$11,681,948
Less:
Cost of sales	472,895	572,265	2,222,071	2,231,222
GAAP gross profit	$2,630,426	$3,099,498	$9,781,012	$9,450,726

Percentage of revenue (gross margin)	85%	84%	81%	81%

GAAP gross profit	$2,630,426	$3,099,498	$9,781,012	$9,450,726
Plus:
Stock-based compensation	16,831	17,488	75,535	62,515
Non-GAAP gross profit	$2,647,257	$3,116,986	$9,856,547	$9,513,241

Percentage of revenue (Non-GAAP gross margin)	85%	85%	82%	81%

	Three Months Ended		Twelve Months Ended
	April 30,		April 30,
	2015	2014	2015	2014
Non-GAAP income (loss) from operations:

GAAP income (loss) from operations	$(1,027,242)	$(514,691)	$(5,345,920)	$(5,203,800)
Plus:
Stock-based compensation	196,607	223,441	1,000,070	1,071,467
Non-GAAP income (loss) from operations	$(830,635)	$(291,250)	$(4,345,850)	$(4,132,333)

CounterPath Reports Fourth Quarter and Fiscal 2015 Financial Results

	Three Months Ended		Twelve Months Ended
	April 30,		April 30,
	2015	2014	2015	2014
Non-GAAP net income (loss):

GAAP net income (loss)	$(1,414,627)	$(357,220)	$(4,441,867)	$(5,914,547)
Plus:
Stock-based compensation	196,607	223,441	1,000,070	1,071,467
Fair value adjustment on derivative instruments	–	99,458	–	87,339
Non-GAAP net income (loss)	$(1,218,020)	$(34,321)	$(3,441,797)	$(4,755,741)

GAAP net income (loss) per share:
Basic	$(0.03)	$(0.01)	$(0.10)	$(0.14)
Diluted	$(0.03)	$(0.01)	$(0.10)	$(0.14)

Non-GAAP net income (loss) per
Basic	$(0.03)	$(0.00)	$(0.08)	$(0.11)
Diluted	$(0.03)	$(0.00)	$(0.08)	$(0.11)